Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Board of Directors
Approves Separation of Arcosa, Inc.

Record Date - October 17, 2018
Distribution Date - November 1, 2018
Arcosa expects to begin “regular-way” trading on the NYSE on November 1, 2018 under the ticker ACA

DALLAS - September 25, 2018 - Trinity Industries, Inc. (NYSE: TRN) (“Trinity”) announced today that its Board of Directors formally approved the separation of its infrastructure-related businesses from Trinity through a distribution of all of the common stock of Arcosa, Inc. (“Arcosa”) held by Trinity to Trinity stockholders. In connection with the approval, the board has also set the distribution ratio, record date, and distribution date for the separation. As a result, the following will occur:

•
The distribution is expected to be made at 12:01 a.m. local New York City time on November 1, 2018 to Trinity stockholders of record as of 5:00 p.m. local New York City time on October 17, 2018, the record date for the distribution.

•	On the distribution date, Trinity stockholders will receive one share of Arcosa common stock for every three shares of Trinity common stock held as of the record date.

•	Following the distribution, Arcosa will be an independent, publicly-traded company on the New York Stock Exchange, and Trinity will retain no ownership interest in Arcosa.

“Today’s announcement marks one of the final steps toward completing the separation of Arcosa from Trinity Industries, and I continue to be extremely excited about the future for both companies,” said Timothy R. Wallace, Trinity’s Chairman, CEO and President. “This year marks Trinity’s 85th year as a company, and its 60th year as a public company. As Trinity has grown through the years, our dedicated employees have worked together to build an unparalleled portfolio of industry-leading businesses. We are proud of Trinity’s history of success and rich corporate culture, both of which we believe establish an excellent foundation for a stronger future. Following the separation, Trinity will concentrate its focus on being a premier provider of rail transportation products and services to customers while continuing to generate high quality earnings and returns for our stockholders.”

Antonio Carrillo, Arcosa’s President and Chief Executive Officer added, “I am honored to have led our team to this important milestone as we move closer to a successful launch of Arcosa as a standalone public company. We are very proud of our historical roots as part of Trinity, and are equally honored to be part of the bright future we see ahead for our Arcosa stakeholders. We have a fantastic organization, built upon an established platform of leading businesses in the construction, energy, and transportation markets, with long-standing customer relationships and opportunities to grow in attractive markets through disciplined organic investments and acquisitions. To arrive at this important juncture has required a tremendous collaborative effort among Trinity and Arcosa employees, whose talent and dedication will support the success of each company’s new future.”

Arcosa Common Stock Distribution

As stated above, the Trinity Board of Directors approved a pro rata dividend of Arcosa common stock owned by Trinity to be made on November 1, 2018 (the “distribution date”) to Trinity stockholders of record as of 5:00 p.m. local New York City time on October 17, 2018 (the “record date”). The distribution will be effective at 12:01 a.m. local New York City time on the distribution date. Each Trinity stockholder of record will receive one share of Arcosa common stock for every three shares of Trinity common stock held by such stockholder as of the record date. No fractional shares of Arcosa’s common stock will be distributed. Fractional shares of Arcosa’s common stock will be aggregated and sold on the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Trinity stockholders who would otherwise be entitled to receive a fractional share of Arcosa’s common stock.

Trading of Trinity and Arcosa Shares

Shares of Trinity common stock will continue to trade “regular-way” on the New York Stock Exchange (“NYSE”) under the symbol “TRN” through and after the November 1, 2018 distribution date. Any holder of shares of Trinity common stock who sells Trinity shares “regular way” through the close of trading on the day prior to the November 1, 2018 distribution date will also be selling their right to receive shares of Arcosa common stock in the distribution. It is anticipated that Trinity shares will also trade “ex-distribution” (that is, without the right to receive shares of Arcosa common stock in the distribution) beginning on or about October 16, 2018, and continuing through the close of trading on the day prior to the distribution date. Investors should consult with their financial advisors about selling their shares of Trinity common stock on or after the record date and on or before the distribution date. Beginning on November 1, 2018, “regular-way” trading in Trinity stock will reflect the distribution of Arcosa.

A “when-issued” public trading market for Arcosa’s common stock is expected to begin on or about October 16, 2018 on the NYSE and continue through the close of trading on the day prior to the distribution date. Beginning on November 1, 2018, “when-issued” trading will end and Arcosa will begin “regular-way” trading on the NYSE under the symbol “ACA.”

Information About the Separation

The distribution of Arcosa’s shares will be made in book entry form, which means no physical share certificates of Arcosa will be issued. No action is required by Trinity stockholders in order to receive shares of Arcosa common stock in the distribution and they will not be required to surrender or exchange their Trinity shares.

Prior to the distribution date, Trinity will mail an information statement to holders of Trinity common stock as of the record date. The information statement describes Arcosa, including the risks of owning Arcosa common stock and other details regarding the distribution and is an exhibit to Arcosa’s Registration Statement on Form 10, as amended (the “Form 10”), which Arcosa has filed with the Securities and Exchange Commission (the “SEC”) and is available at www.sec.gov.

The completion of the Arcosa distribution is subject to the satisfaction or waiver of a number of conditions, including the Form 10 for the Arcosa common stock being declared effective by the SEC and certain other conditions described in the Information Statement included in the Form 10 and in the form of Separation and Distribution Agreement, which is filed as an exhibit to the Form 10. Trinity and Arcosa expect all conditions to the Arcosa distribution to be satisfied on or before the distribution date.

The Arcosa separation has been structured to qualify as a tax-free distribution to U.S. holders of Trinity common stock for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Trinity stockholders should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Arcosa separation.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's or Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, statements regarding the anticipated separation of Trinity and Arcosa into separate public companies, the expected distribution date, the listing of shares of Arcosa’s common stock on the NYSE, the tax-free nature of the separation, the anticipated dates for Arcosa’s common stock to begin trading on a “when-issued” basis and on a “regular-way” basis and for Trinity common stock to begin trading on an “ex-distribution” basis, the expected mailing date for the information statement, whether or not the separation occurs, future financial and operating performance of each company, benefits and synergies of the separation, strategic and competitive advantages of each company, future opportunities for each company and any other statements regarding events or developments that Trinity or Arcosa believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity and Arcosa expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s or Arcosa’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. There is no assurance that the proposed separation will be completed, that Trinity’s Board of Directors will continue to pursue the proposed separation (even if there are no impediments to completion), that Trinity will be able to separate its businesses, or that the proposed separation will be the most beneficial alternative considered. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s or Arcosa’s operations, markets, products, services and prices, as well as any changes in or abandonment of the proposed separation or the ability to effect the separation and satisfy the conditions to the proposed separation, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K, and see “Information Statement Summary”, “Risk Factors” and “Forward-Looking Statements” in the information statement to Arcosa’s Form 10, as amended.

Investor & Media Contact:
Jessica Greiner
Trinity Industries, Inc.

Scott Beasley
Arcosa, Inc.

(Investors) 214/631-4420
(Media Line) 214/589-8909